UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2006

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

           California                0-11113                95-3673456
  (State or other jurisdiction     (Commission           (I.R.S. Employer
       of incorporation)           File Number)         Identification No.)

        1021 Anacapa Street, Santa Barbara, CA                 93101
       (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     William S. Thomas, Jr., President, Chief Executive Officer and a director of Pacific Capital Bancorp (the "Company"), has formally advised the Board of Directors of the Company that he intends to retire as President and Chief Executive Officer of the Company and its subsidiary Pacific Capital Bank, N.A. (the "Bank"). He will continue to serve as the Company and the Bank's President and Chief Executive Officer, and as a director, until such time as his successor is appointed or such earlier date as may be determined by the Company and the Bank's Boards of Directors (the "Transition Date"). Mr. Thomas will then formally retire as President and Chief Executive Officer, and resign as a director, and will commence his service as a community relations representative for both the Company and the Bank. As community relations representative, Mr. Thomas will be responsible for assisting both entities with general community relations, including administering the Company's charitable contributions program, and undertaking such other community relations efforts as the Company and the Bank may request.

On October 11, 2006, Mr. Thomas entered into an Employment Agreement with the Company and the Bank, pursuant to which he will perform his continuing duties as President and Chief Executive Officer of the Company and the Bank until the Transition Date, and thereafter as a community relations representative. The Employment Agreement will terminate on November 10, 2008, unless terminated earlier.

The following is a description of the terms of the Employment Agreement:

     1. While serving as President and Chief Executive Officer, Mr. Thomas will receive a monthly salary of $45,833.00 (the equivalent of $550,000.00 per year).

     2. While serving as a community relations representative, which will begin from and after the Transition Date, Mr. Thomas will receive a salary of $100,000.00 per year.

     3. In recognition of the benefits furnished by Mr. Thomas' remaining with the Company and the Bank until his successor is appointed and his offer to facilitate the Company and the Bank's community relations thereafter, on the Transition Date, Mr. Thomas will be entitled to a payment (the "Transition Payment") equal to (a) $1,100,000.00, less
          (b) the cumulative salary paid to Mr. Thomas pursuant to the Employment Agreement between the effective date of the Employment Agreement and the Transition Date. The Transition Payment will be paid in a lump sum, or in such installments as Mr. Thomas and the Company and the Bank may mutually agree, and will be subject to deductions for requisite income tax withholdings and payroll taxes. If the Company and the Bank terminate Mr. Thomas' employment for cause prior to the Transition Date, or if Mr. Thomas terminates his Employment Agreement prior to the Transition Date, then no Transition Payment, in full or prorated, will be due to Mr. Thomas.

     4. Mr. Thomas will not be entitled to or eligible for bonus compensation during the term of his Employment Agreement, including any bonus relating to services previously rendered in calendar year 2006.

     5. Mr. Thomas will continue to accrue paid vacation on a prorated basis at the rate of four (4) weeks per year.

     6. Mr. Thomas will be eligible to participate in the Company and the Bank's group health, dental, and vision insurance plans, and in the Company and the Bank's 401(k) retirement plan during the term of his Employment Agreement on the same terms and conditions as may be extended to other senior officers.


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     7.   Mr. Thomas will not be covered under, or eligible to participate in, the Company or the Bank's "Change in Control Plan", from and after the Transition Date.

     8. The Company and the Bank will promptly reimburse Mr. Thomas for all reasonable expenses he incurs in performing his services under the Employment Agreement.

     9. Upon Mr. Thomas' retirement at the expiration of the term of the Employment Agreement, or any earlier termination of Mr. Thomas' employment, the Company and the Bank will provide Mr. Thomas with the same or equivalent post-retirement benefits that Mr. Thomas would have received had he retired at such time as President and Chief Executive Officer, including participation in the Company and the Bank's Key Employee Retirement Health Plan.

     10. The Employment Agreement may be terminated due to death, disability, for cause, by mutual agreement, or at the request of Mr. Thomas. Upon termination, the Company and the Bank will have no further obligation to compensate Mr. Thomas, except to pay him or his estate, conservator or designated beneficiary, as the case may be, (i) any earned but unpaid salary, (ii) any unused vacation time accrued, (iii) any remaining amount of the Transition Payment, (iv) any post-retirement benefits, and (v) any other vested benefits to which Mr. Thomas is then entitled in accordance with the terms of each applicable benefit plan adopted by the Company or the Bank.

The Company's press release announcing Mr. Thomas' retirement plans and his post-retirement role as a community relations representative is attached hereto as Exhibit 99.1.


Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 11, 2006, William S. Thomas, Jr., President, Chief Executive Officer and a director of the Company, formally advised the Board of Directors of the Company that he intends to retire as President and Chief Executive Officer of the Company and the Bank. He will continue to serve at the discretion of the Boards of Directors as the Company and the Bank's President, and Chief Executive Officer, and as a director, until the Transition Date. Mr. Thomas will then formally retire as President and Chief Executive Officer, and resign as a director, and will commence his service as a community relations representative for both the Company and the Bank.

Please refer to Item 1.01 for a description of the Employment Agreement pursuant to which Mr. Thomas will perform his continuing duties as President and Chief Executive Officer of the Company and the Bank until the Transition Date, and thereafter as a community relations representative.


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Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.      Description
-----------      --------------------------------------

99.1             Press Release dated October 12, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               PACIFIC CAPITAL BANCORP

Date: October 12, 2006
                                               /s/ Frederick W. Clough
                                               ---------------------------------
                                               Frederick W. Clough
                                               Executive Vice President,
                                               Chief Administrative Officer and
                                               General Counsel


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                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      --------------------------------------

99.1             Press Release dated October 12, 2006.


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